CENTRAL HUDSON GAS & ELECTRIC CORPORATION
COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES                     EXHIBIT 12
AND RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS


                                                                           2000
                                                           -----------------------------------
                                                           3 Months      9 Months    12 Months
                                                            Ended         Ended        Ended
                                                           Sept. 30      Sept. 30     Sept. 30
                                                           --------      --------    ---------

     Earnings:
A.      Net Income                                          $ 13,795     $ 42,253     $  51,722
B.      Federal Income Tax                                     7,944       22,086        26,191
                                                            --------     --------     ---------
C.      Earnings before Income Taxes                        $ 21,739     $ 64,339     $  77,913
                                                            ========     ========     =========
D.      Fixed Charges
             Interest on Mortgage Bonds                        2,570        8,772        11,977
             Interest on Other Long-Term Debt                  3,591        9,267        12,052
             Other Interest                                    1,368        4,583         6,210
             Interest Portion of Rents                           246          725           971
             Amortization of Premium & Expense on Debt           297          864         1,143
                                                            --------     --------     ---------
                   Total Fixed Charges                      $  8,072     $ 24,211     $  32,353
                                                            ========     ========     =========

E.           Total Earnings                                 $ 29,811     $ 88,550     $ 110,266
                                                            ========     ========     =========

        Preferred Dividend Requirements:
F.           Allowance for Preferred Stock Dividends
                   Under IRC Sec 247                        $    807     $  2,422     $   3,230
G.           Less Allowable Dividend Deduction                   (32)         (96)         (127)
                                                            --------     --------     ---------
H.           Net Subject to Gross-up                             775        2,326         3,103
I.           Ratio of Earnings before Income
                   Taxes to Net Income  (C/A)                  1.576        1.523         1.506
                                                            --------     --------     ---------
J.           Pref. Dividend (Pre-tax) (H x L)                  1,221        3,542         4,673
K.           Plus Allowable Dividend Deduction                    32           96           127
                                                            --------     --------     ---------
L.           Preferred Dividend Factor                         1,253        3,638         4,800
M.           Fixed Charges (D)                                 8,072       24,211        32,353
N.           Total Fixed Charges and Preferred Dividends    $  9,325     $ 27,849     $  37,153
                                                            ========     ========     =========

O.           Ratio of Earnings to Fixed Charges (E/D)           3.69         3.66          3.41
                                                            ========     ========     =========
P.           Ratio of Earnings to Fixed Charges and
             Preferred Dividends (E/N)                          3.20         3.18          2.97
                                                            ========     ========     =========


                                                                         Year Ended December 31,
                                                           ---------------------------------------------------

                                                                                          (1)           (1)
                                                              1999          1998          1997          1996
                                                             ------        ------        ------        ------

     Earnings:
A.      Net Income                                         $  51,881     $  52,544     $  55,086     $  56,082
B.      Federal Income Tax                                    28,144        28,627        26,237        31,068
                                                           ---------     ---------     ---------     ---------
C.      Earnings before Income Taxes                       $  80,025     $  81,171     $  81,323     $  87,150
                                                           =========     =========     =========     =========
D.      Fixed Charges
             Interest on Mortgage Bonds                       13,057        14,225        14,237        15,112
             Interest on Other Long-Term Debt                 11,094         8,890         8,860         8,505
             Other Interest                                    4,860         3,639         2,647         2,626
             Interest Portion of Rents                           993         1,004         1,020         1,094
             Amortization of Premium & Expense on Debt           993           924           906           940
                                                           ---------     ---------     ---------     ---------
                   Total Fixed Charges                     $  30,997     $  28,682     $  27,670     $  28,277
                                                           =========     =========     =========     =========

E.           Total Earnings                                $ 111,022     $ 109,853     $ 108,993     $ 115,427
                                                           =========     =========     =========     =========

        Preferred Dividend Requirements:
F.           Allowance for Preferred Stock Dividends
                   Under IRC Sec 247                       $   3,230     $   3,230     $   3,230     $   3,230
G.           Less Allowable Dividend Deduction                  (127)         (127)         (127)         (127)
                                                           ---------     ---------     ---------     ---------
H.           Net Subject to Gross-up                           3,103         3,103         3,103         3,103
I.           Ratio of Earnings before Income
                   Taxes to Net Income  (C/A)                  1.542         1.545         1.476         1.554
                                                           ---------     ---------     ---------     ---------
J.           Pref. Dividend (Pre-tax) (H x L)                  4,785         4,794         4,580         4,822
K.           Plus Allowable Dividend Deduction                   127           127           127           127
                                                           ---------     ---------     ---------     ---------
L.           Preferred Dividend Factor                         4,912         4,921         4,707         4,949
M.           Fixed Charges (D)                                30,997        28,682        27,670        28,277
N.           Total Fixed Charges and Preferred Dividends   $  35,909     $  33,603     $  32,377     $  33,226
                                                           =========     =========     =========     =========

O.           Ratio of Earnings to Fixed Charges (E/D)           3.58          3.83          3.94          4.08
                                                           =========     =========     =========     =========
P.           Ratio of Earnings to Fixed Charges and
             Preferred Dividends (E/N)                          3.09          3.27          3.37          3.47
                                                           =========     =========     =========     =========

     (1) Restated to properly reflect the exclusion of AFUDC from fixed charges.